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                                                                 CONFORMED COPY


                  REIMBURSEMENT AND INDEMNIFICATION AGREEMENT


          This REIMBURSEMENT AND INDEMNIFICATION AGREEMENT (the "Reimbursement Agreement") is entered into as of May 4, 1998 by and among ADVANCED TELEMARKETING CORPORATION, a Nevada corporation ("Company"), ATC COMMUNICATIONS GROUP, INC., a Delaware corporation ("Parent"), and THAYER EQUITY INVESTORS III, L.P. ("Thayer"), a Delaware limited liability company.


                                R E C I T A L S:

          A. WHEREAS, pursuant to that certain Third Amendment to Loan and Security Agreement dated May 4, 1998, which amends that certain Loan and Security Agreement dated February 8, 1996 (the "Amendment") Bank One, Texas, National Association (in its capacity as Agent or Lender, together with its participants, successors or assigns in such capacities, "Bank") has agreed to make certain advances of up to TWO MILLION DOLLARS ($2,000,000.00) to Company (the "Bridge Loan").

          B. WHEREAS, in order to induce Bank to execute the Amendment and make the Bridge Loan, Bank has required Thayer to arrange for a letter of credit in the amount of TWO MILLION DOLLARS ($2,000,000.00) (the "Letter of Credit") from The Bank of Nova Scotia ("Issuing Bank") to repay the principal amount of the Bridge Loan in the event Company is unable to repay the Bridge Loan.

          C. WHEREAS, Thayer has required that Parent and Company reimburse and indemnify against any draws on the Letter of Credit and all expenses in connection therewith, and Parent and Company have jointly and severally agreed to reimburse and indemnify Thayer against any draws on the Letter of Credit and all expenses in connection therewith.

          D. NOW, THEREFORE, in consideration of the premises and the covenants contained herein and to induce Thayer to provide certain financial accommodations to Company and Parent:

                               A G R E E M E N T

          1. DEFINITIONS. Unless otherwise defined herein, these terms shall have the following meaning (such meanings being equally applicable to both the singular and plural form of the terms defined). All capitalized terms used but not otherwise defined herein have the meanings provided for by
Article 9 of the Texas Uniform Commercial Code ("Code") to the extent the same are used or defined therein.

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               "ACCOUNT DEBTOR" shall mean any Person who may become
obligated to Parent or Company under, with respect to, or on account of, an Account.

               "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by Parent or Company and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Parent or Company, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of each of Parent's and Company's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each of Parent's and Company's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to Parent and Company, under all purchase orders and contracts for the sale of goods or the performance of services or both by such entity or in connection with any other transaction (whether or not yet earned by performance on the part of such entity) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

               "BASIC DOCUMENTS" shall mean this Reimbursement Agreement, the Letter of Credit, the Subordination and Intercreditor Agreement, the Note, the Second Warrant, the Registration Agreement, the Security Agreement, the Pledge Agreement, and the Merger Agreement.

               "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of Texas.

               "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by Parent or Company, wherever located.

               "CLOSING DATE" shall mean May 4, 1998.

               "COLLATERAL" shall mean (i) all Accounts; (ii) all Chattel Paper; (iii) all Contracts; (iv) all Documents; (v) all Equipment; (vi) all Fixtures; (vii) all General Intangibles; (viii) all Goods; (ix) all Instruments; (x) all Inventory; (xi) all Investment Property; (xii) all Deposit Accounts and other bank accounts and all deposits therein; (xiii) all money, cash or cash equivalents of Grantor; (xiv) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, and (xv) to the extent not otherwise included, all books, records, software programs, computerized disks and other management and information systems, data and technology related to any of the foregoing or to the business of Parent or Company.

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               "CONTRACTS" shall mean all "contracts," as such term is
defined in the Code, now owned or hereafter acquired by either Parent or Company, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which either Parent or Company may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

               "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by either Parent or Company: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

               "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

               "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by either Parent and Company, wherever located and, in any event, including all such entity's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

              "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by Parent or Company, wherever located.

               "FINANCIAL STATEMENTS" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Parent and Company.

               "FIXTURES" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by either Parent or Company.

               "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied.

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               "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Parent or Company, and, in any event, including all right, title and interest which such entity may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such entity or any computer bureau or service company from time to time acting for such entity.

               "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by Parent or Company, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

               "INTELLECTUAL PROPERTY" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

               "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Parent or Company, including the rights of Parent and Company to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by Parent or Company Party; (iv) all commodity contracts held by Parent or Company; and (v) all commodity accounts held by Parent or Company.

               "LETTER OF CREDIT" shall mean that certain Letter of Credit dated as of the Closing Date in the amount of $2,000,000.00 issued by The Bank of Nova Scotia in favor of Bank, for the account of Thayer.

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               "LICENSE" shall mean any Copyright License, Patent License,
Trademark License or other license of rights or interests now held or hereafter acquired by Parent or Company.

                "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

               "LOAN AND SECURITY AGREEMENT" shall mean that certain Loan and Security Agreement dated February 8, 1996, by and between Bank One, Texas, National Association and Advanced Telemarketing Corporation, as previously amended.

               "LOANS" shall mean collectively the Primary Loan and the Bridge Loan.

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Parent and Company, taken as a whole (b) Parent's and Company's ability to pay any of the Obligations in accordance with the terms of the Reimbursement Agreement, (c) the Collateral or Liens on the Collateral or the priority of such Liens, or (d) Thayer's rights and remedies under the Reimbursement Agreement and the other Basic Documents.

               "MERGER AGREEMENT" shall mean that certain Merger Agreement dated April 7, 1998 by and among Parent, ATC Merger Sub, Inc., a New York corporation, and IQI, Inc., a New York corporation.

               "NOTE" shall mean that certain subordinated promissory note in the principal amount of $2,000,000.00 executed by Parent and Company in favor of Thayer.

               "OBLIGATION" shall mean all loans, advances, debts, liabilities and obligations, whether for indemnity, reimbursement, the performance of covenants, tasks or duties or for payment of any monetary amounts (whether or not such performance is then required or contingent, such amounts are liquidated or determinable or such amounts arise under this Reimbursement Agreement, under any other Basic Document, by subrogation or otherwise) now or hereafter due from or owing by Parent and/or Company to Thayer, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, including all those arising under this Reimbursement Agreement, under any of the other Basic Documents, as a matter of law or agreement, by subrogation or otherwise. The term "Obligation" includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of Parent and/or Company, whether or not allowed in

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such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to Parent and/or Company under the Reimbursement Agreement or any of the other Basic Documents.

               "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by Parent or Company granting any right with respect to any invention on which a Patent is in existence.

               "PATENTS" shall mean all of the following in which Parent or Company now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

               "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Parent and Company is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or real estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $ 100,000.00 at any time, so long as such Liens attach only to Inventory; (f) presently existing or hereinafter created Liens in favor of Thayer; and (g) Liens in favor of Bank securing the Loans.

               "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

               "PLEDGE AGREEMENT" shall mean that certain Pledge dated as of the Closing Date, by and between Parent and Thayer.

               "PRIMARY LOAN" shall mean the obligations owed from time to time by Company and Parent to Bank pursuant to the Loan and Security Agreement dated February 8, 1996, as amended through the Closing Date, by and between Company and Bank up to the principal amount of $16,000,000.

               "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement dated as of the Closing Date, by and between Parent and Thayer.

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               "SECOND WARRANT" shall mean that certain warrant dated May 4,
1998 to purchase up to one million shares of common stock, $.01 par value issued by Parent to Thayer.

               "SECURITY AGREEMENT" shall mean that certain Security Agreement dated as of the Closing Date, by and between Company and Thayer.

               "SUBORDINATION AND INTERCREDITOR AGREEMENT" shall mean that certain Subordination and Intercreditor Agreement dated as of the closing date by and between Bank and Thayer.

               "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by Parent or Company granting any right to use any Trademark.

               "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by Parent or Company: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          2.   INDEMNIFICATION.

               (a) Parent and Company shall jointly and severally indemnify and hold harmless Thayer and its respective officers, directors, employees, attorneys, agents, successors, assigns and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including any attorneys' fees and disbursements, expert and other witness fees, consultant fees and other costs of investigation or defense, including those incurred upon any appeal) (i) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of the financial accommodations having been extended, suspended or terminated under this Reimbursement Agreement or the other Basic Documents; (ii) incurred in connection with the administration of enforcement of this Reimbursement Agreement or any other Basic Document; (iii) incurred in connection with or arising out of the transactions contemplated under this Reimbursement Agreement or any other Basic Document or any actions or omissions in connection therewith; in each case, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among ANY PARTIES to any of the Basic Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that neither Parent nor Company shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's own gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL

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BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY BASIC DOCUMENT, ANY
SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY BASIC DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

               (b) To induce Thayer to arrange for the Letter of Credit, if the Letter of Credit is drawn down in whole or part, Parent and Company shall jointly and severally indemnify and hold harmless Thayer from and against all losses, costs and expenses resulting from or arising from any of the foregoing and from any draws under the Letter of Credit or payments made by The Bank of Nova Scotia or Thayer in connection therewith. Such indemnification shall include any loss (including loss of margin) or expense (including costs, fees and other charges payable to The Bank of Nova Scotia for the Letter of Credit) arising from the reemployment of funds obtained by Thayer or from fees payable to terminate deposits from which such funds were obtained.

               (c) The indemnification and other provisions of this section 2 shall survive the termination of this Reimbursement Agreement or any other Basic Document.

          3.   REIMBURSEMENT AND PAYMENT TERMS.

               (a)  Parent and Company shall pay to Thayer:

                    (i) immediately after (and on the same Business Day as) any amount drawn under the Letter of Credit in such amount;

                    (ii) upon notice from Thayer of the amount thereof, any and all reasonable expenses which Thayer may pay or incur relative to the Letter of Credit; and

                    (iii) when due, all fees, expenses and charges payable to
                          The Bank of Nova Scotia for or under the Letter of Credit.

               (b) Parent and Company shall pay to Thayer interest on any and all amounts unpaid by Parent and Company when due hereunder or under the Note (in the case of amounts in respect of interest, to the maximum extent permitted by law) for each day from the date such amounts became due until payment in full, payable on demand, at a rate of 12% per annum; and

               (c) All payments by Parent and Company to Thayer hereunder and under the Note shall be made in lawful currency of the United States and in immediately available funds at Thayer's principal office located at 1455 Pennsylvania Avenue, N.W. Suite 350 Washington, D.C. 20004 or, at such other address or by such other means as may be

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designated by Thayer in writing to Company and Parent.  Whenever any payment hereunder or under the Note shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding Business Day.

          4.   NOTE AND SECURITY.

               (a) To secure the prompt and complete payment, performance and observance of all the Obligations, Company hereby concurrently grants to Thayer a Lien upon all of its right, title and interest in, to and under all of its assets and property, tangible or intangible, whether now owned by or owing to, or hereafter acquired by or arising in favor of Company (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Company, and regardless of where located, as more specifically set forth in the Security Agreement.

               (b) To secure the prompt and complete payment, performance, and observance of all of the Obligations, Parent hereby currently pledges to Thayer the stock of Company now or hereafter owned by Parent, as more specifically set forth in the Pledge Agreement

               (c) Parent and Company's obligations hereunder shall be evidenced by the Note, in the form of Exhibit A attached hereto. Thayer shall record the date and amount of each drawing on the Letter of Credit and the date and amount of each payment of principal by Parent and/or Company with respect thereto; provided that, the failure of Thayer to make any recordation shall not affect the obligations of the Parent and Company hereunder or under the Note.

          5. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Pledge Agreement and Security Agreement are hereby incorporated by reference as though fully set forth herein. Company and Parent each hereby further represent and warrant that:

               (a) Each of the representations and warranties contained in the Pledge Agreement and Security Agreement are true and correct.

               (b) Parent and Company each affirm each of the representations and warranties made by Buyer, as that term is defined in the Merger Agreement, and warrant that those representations and warranties are true and correct as of the date hereof.

               (c) Each of Company and Parent has been duly organized, and is existing as a corporation in good standing under the laws of the state of its jurisdiction of incorporation, with full power and authority (corporate and other) to own, lease, pledge, mortgage or otherwise encumber its properties and to conduct its business as currently conducted. Each of Company and Parent has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the

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nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a Material Adverse Effect.

               (c) As of the Closing Date, the current location of Company and Parent's chief executive office and principal place of business is set forth below:

               Company:   Advanced Telemarketing Corporation
                          7880 Bent Branch Drive, Suite 150
                          Irving, Texas 75063

               Parent:    ATC Communications Group, Inc.
                          5950 Berkshire Lane
                          Suite 1650
                          Dallas, Texas 75225

and none of such locations have changed within the twelve (12) months preceding the Closing Date.

               (d) The execution, delivery and performance by Company and Parent of the Basic Documents to which they are a party and the creation of all Liens provided for therein: (i) are within such Person's corporate power;
(ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of such Person's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or governmental authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Bank and Thayer pursuant to the Basic Documents; and (vii) do not require the consent or approval of any governmental authority or any other Person, except that of Bank, which has been obtained. On or prior to the Closing Date, each of the Basic Documents shall have been duly executed and delivered by Company and Parent thereto and each such Basic Document shall then constitute a legal, valid and binding obligation of Company and Parent enforceable against it in accordance with its terms.

               (e) As of their respective dates, the Financial Statements of Company and Parent and the other financial information previously delivered to Thayer or its representatives did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The audited financial statements and unaudited interim financial statements of Company and/or Parent have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), fairly present the consolidated financial condition, results of operations and cash flows of

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Company and/or Parent as of the respective dates thereof and for the periods referred to therein subject, in the case of unaudited financial statements, to normal, recurring year-end adjustments and any other adjustments described therein, and are consistent with the books and records of Company and Parent.

               (f) Parent owns 98.94% of the issued and outstanding shares of Company.

               (g) Neither Company nor Parent has any plans qualified or regulated under the Employee Retirement Income Securities Act of 1974, except those disclosed in Section 4.08 of the Merger Agreement.

               (h) Except as set forth in Section 4.07 of the Merger Agreement or on Exhibit B to the opinion letter of Hughes & Luce delivered concurrently with this Reimbursement Agreement, there is no action, claim, lawsuit, demand, investigation or proceeding now pending or, to the knowledge of Company and Parent, threatened against Company or Parent, before any governmental authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges the right or power of Company or Parent to enter into or perform any of its obligations under the Basic Documents to which it is a party, or the validity or enforceability of any Basic Document or any action taken thereunder, (b) which has a reasonable risk of being determined adversely to Company and Parent and which, if so determined, could have a materially adverse effect on the Collateral or the ability of either Company or Parent to satisfy its Obligations, or (c) which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of Company or Parent.

               (i) No information contained in this Reimbursement Agreement, any of the other Basic Documents, any financial statements or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of Company or Parent to Thayer pursuant to the terms of this Reimbursement Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Liens granted to Thayer pursuant to the Security Agreement and Pledge Agreement will at all times be fully perfected Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

               (j) Company and Parent each undertake and agree to transmit to Thayer copies of all borrowing base certificates, notices, projections, reports, documents and other information transmitted to Bank, otherwise requested by Bank, or required under the Loan and Security Agreement.
Company and Parent each undertake and agree to immediately transmit to Thayer copies of all notices received from Bank or any other Person under or relating to the Loan and Security Agreement. Company and Parent each undertake and agree to provide Thayer with copies of any and all requests, correspondence, proposals, commitments, drafts or documentation relating to
(i) any amendments to, modifications or extensions of the Loan and Security Agreement; or (ii) forbearances, defaults or waivers under the Loan and Security Agreement. Company and Parent agree to provide Thayer with copies of all of the documents specified in this paragraph 5(j) by facsimile and overnight delivery contemporaneously with the transmission of such documents to Bank or within one Business Day following the receipt of such documents from Bank.

               (k) Company and Parent authorize Thayer to communicate directly with its independent certified public accountants including Price Waterhouse, and authorizes and hereby instructs those accountants and advisors to disclose and make available to Thayer any and all Financial Statements and other supporting financial documents, schedules and information relating to Company and Parent (including copies of any issued management letters) with respect to the business, financial condition and other affairs of Company and Parent.

               (l) As of the Closing Date, Parent has delivered to Thayer a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Neither the Company nor Parent and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The Merger Agreement complies with, and the Merger has been consummated in accordance with, all applicable laws. The Merger Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by governmental authorities having jurisdiction over the parties thereto, with respect to the transactions contemplated by the Merger Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Merger Agreement or to the conduct by Company and Parent of its business thereafter. To the best of Company and Parent's knowledge, none of the Parent's representations or warranties in the Merger Agreement contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by each applicable Company and Parent in the Merger Agreement is true and correct in all material respects.

               (m) As of the Closing Date, Parent has delivered to Thayer a complete and correct copy of the Loan and Security Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Neither the Company nor Parent and no other Person party thereto is in default in the performance or compliance with any provisions thereof, and no "Default" or "Event of Default" (as defined in the Loan and Security Agreement) exists as of the Closing Date. The Loan and Security Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn, and the Primary Loan amount outstanding thereunder is not in excess of $13,000,000.00.

          6. COVENANTS. The covenants contained in the Security Agreement and Pledge Agreement are hereby incorporated by reference as though fully set forth herein. Company and Parent, each hereby further covenant and agree:

               (a) Each of Company and Parent will comply with all provisions of the Basic Documents and the Loan and Security Agreement applicable to it.

               (b) Neither Company nor Parent shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances. In addition, neither Company and Parent shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Thayer as additional collateral for the Obligations, except leases or Licenses which prohibit Liens upon the assets that are subject thereto. Company and Parent will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances.

               (c) Neither Company nor Parent shall authorize, negotiate, or agree to modify, alter or amend any provision of the Loan and Security Agreement without Thayer's prior written consent.

               (d) Neither Parent nor Company will cause or permit any distributions, dividends, or stock issuances to be made except as expressly provided in the Merger Agreement and dividends not to exceed an aggregate of $11,000 per year.

               (e) Neither Company nor Parent shall (1) change its corporate name, or (2) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Thayer and after Thayer's written acknowledgment that any reasonable action requested by Thayer in connection therewith, including to continue the perfection of any Liens in favor of Thayer in any Collateral, has been completed or taken. Without limiting the foregoing, neither Company nor Parent shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Thayer and after Thayer's written acknowledgment that any reasonable action requested by Thayer in connection therewith, including to continue the perfection of any Liens in favor of Thayer in any Collateral, has been completed or taken.

               (f) Except as expressly permitted by the Merger Agreement, neither Company nor Parent shall make any changes in any of its business objectives, purposes or operations which could in any way materially adversely affect the repayment of the Obligations or could reasonably be expected to have or result in a materially adverse effect on the repayment of the Obligations.

               (g) Each of Company and Parent shall: (1) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (2) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and (3) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

               (h) Each of Company and Parent shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP.

               (i) Company and Parent shall comply with all federal, state, local and foreign laws and regulations applicable to it.

               (j) From time to time as may be requested by Thayer, Company and Parent shall supplement any representation herein or in any other Basic Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Reimbursement Agreement, would be an exception to such representation or which is necessary to correct any information in such representation which has been rendered inaccurate thereby; provided that
(1) no such supplement to any such representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Thayer in writing; and (2) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

               (k) Company and Parent executing this Reimbursement Agreement agrees that it shall and shall cause each other, at Company's and Parent's expense and upon request of Thayer, duly execute and deliver, or cause to be duly executed and delivered, to Thayer such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Thayer to carry out more effectively the provisions and purposes of this Reimbursement Agreement or any other Basic Document.

          7. OBLIGATIONS ABSOLUTE. Company and Parent acknowledge and agree that Thayer has obligated itself to Issuing Bank concurrently with the issuance of the Letter of Credit. The obligations of Parent and Company under this Reimbursement Agreement, the Note and other Basic Documents are and shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof and thereof, under all circumstances whatsoever, including without limitation the following:

               (a) any lack of validity or enforceability of this Reimbursement Agreement, the Note, or any of the Basic Documents; or any lack of perfection, release, or discharge in whole or in part, of any collateral security provided or purported to be provided to any Person by any Person;

               (b) any amendment or waiver of or any consent to departure from the terms of this Reimbursement Agreement, the Note, or all or any of the Basic Documents;

               (c) the existence of any claim, set-off, defense or other rights which the Company, the Guarantor or any other Person may have at any time against the Bank, the Issuing Bank or any other Person, whether in connection with this Reimbursement Agreement, the Basic Documents or any unrelated transaction;

               (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (e) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms thereof; and

               (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          8. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

               (a) Either Parent or Company (i) fails to make any payment of principal of, or interest on, or fees owing in respect of, the Obligations when due and payable, or (ii) fails to pay or reimburse Thayer for any expense reimbursable hereunder or under any other Basic Document within three
(3) days following Thayer's written request for such reimbursement or payment of expenses.

               (b) Company or Parent shall fail or neglect to perform, keep or observe any of the provisions of Section 6.

               (c) Company and Parent shall fail or neglect to perform, keep or observe any other provision of this Reimbursement Agreement or of any of the other Basic Documents and the same shall remain unremedied for ten (10) days or more following notice thereof.

               (d) A default or breach shall occur under any other agreement, document or instrument to which Company or Parent is a party or the occurrence of any Event of Default as defined in the Loan and Security Agreement which is not cured within any applicable grace period in each instance.

                (e) Any representation or warranty herein or in any Basic Document or in any written statement, report, financial statement or certificate made or delivered to Thayer by Company and Parent is untrue or incorrect in any material respect as of the date when made or deemed made or any representation or warranty made herein or in any Basic Document is untrue or incorrect as of the date of any request for an advance under the Bridge Loan.

               (f)  Assets of Company or Parent with a fair market value of

$50,000.00 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Company and Parent and such condition continues for thirty (30) days or more.

               (g) A case or proceeding shall have been commenced against Company or Parent seeking a decree or order in respect of Company or Parent
(i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Company or Parent or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of Company or Parent, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding

               (h) Company or Parent (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Company or Parent or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

               (i) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against Company or Parent and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

               (j) Any material provision of any Basic Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or Company or Parent shall challenge the enforceability of any Basic Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Basic Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Basic Document shall cease to be a valid and perfected security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby, with priority subject only to the Permitted Encumbrances.

          9.   REMEDIES.

               (a) If any Event of Default shall have occurred and be continuing, Thayer in its sole and absolute discretion may, without notice to Company or Parent, (i) suspend or terminate the Bridge Loan facility with respect to further advances; (ii) declare all or any portion of the Obligations to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each of Company and Parent; and (iii) exercise any rights and remedies provided to Thayer under the Basic Documents and/or at law or equity, including all remedies provided under the Code.

               (b) Whether or not any Event of Default shall have occurred or be continuing under the Reimbursement Agreement, if a Default under the Loan and Security Agreement (as defined therein) shall have occurred and be continuing or if the Merger Agreement is terminated, Thayer in its sole and absolute discretion may, without notice to Company or Parent, suspend or terminate the Bridge Loan facility with respect to further advances.

               (c) Except as otherwise provided for in this Reimbursement Agreement or by applicable law, each of Company and Parent waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Thayer on which Company and Parent may in any way be liable, and hereby ratifies and confirms whatever Thayer may do in this regard, (ii) all rights to notice and a hearing prior to Thayer's taking possession or control of, or to Thayer's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Thayer to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws.

          10. SURVIVAL. This Reimbursement Agreement shall survive, and shall not be affected, by any modifications or amendments to the Bridge Loan or any documents relating to the Loans.

          11. SUCCESSORS AND ASSIGNS. This Reimbursement Agreement and other Basic Documents shall be binding on and shall inure to the benefit of each of Parent, Company and Thayer and their respective successors and assigns. Neither Parent nor Company may assign, transfer hypothecate or otherwise convey its rights, benefits, obligations hereunder or under any of the other Basic Documents without the prior written consent of Thayer.

          12. AMENDMENT AND WAIVER. No amendment, modification, termination or waiver of any provision of this Reimbursement Agreement or any other Basic Document, or any consent to any departure from Thayer therefrom, shall in any event be effective unless the same shall be in writing and signed by Thayer, Parent and Company.

          13.  CUMULATIVE REMEDIES.   Thayer's rights and remedies under this
Reimbursement Agreement shall be cumulative and nonexclusive of any other rights and remedies which Thayer may have under any other Basic Document, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          14. NO WAIVER. Thayer's failure, at any time or times, to require strict performance by either Parent or Company of any provision of this Reimbursement Agreement and any of the other Basic Documents shall not waive, affect, or diminish any right of Thayer thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Parent or Company contained in this Reimbursement Agreement or any other Basic Document and Default or Event of Default by either Parent or Company shall be deemed to have been suspended or waived by Thayer, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Thayer and directed to Parent or Company specifying such suspension or waiver.

          15. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Reimbursement Agreement with its counsel

          16. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

          B0   If to Thayer, at:

               Thayer Equity Investors III, L.P.
               1455 Pennsylvania, N.W.
               Suite 350
               Washington, D.C.  20004
               Attention: Susan Gallagher
               Fax No.: (202) 371-0391


               With copies to:

               Paul, Hastings, Janofsky & Walker LLP

               555 South Flower Street
               Twenty-Third Floor
               Los Angeles, CA  90071
               Attention: Robert A. Miller, Esq.
               Fax No.: 213-627-0705

          C0   If to Pledgor, at:

               ATC Communications Group, Inc.
               5950 Berkshire Lane
               Suite 1650
               Dallas, Texas  75225
               Attention: Matt Waller
               Fax No.: 214-361-9874/972-868-0396

               With copies to:

               Hughes & Luce, LLP
               1717 Main Street
               Suite 2800
               Dallas, Texas 75201
               Attention: Ken Hawari, Esq.
               Fax No.: 214-939-6100

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 16, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          17. COUNTERPARTS. This Reimbursement Agreement may be executed in any number of counterparts and all counterparts taken together shall represent one and the same Reimbursement Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this REIMBURSEMENT AND INDEMNIFICATION AGREEMENT as of the day and year first above written.





                                   "Company"

                                   ADVANCED TELEMARKETING CORPORATION



                                   By: /s/ Jerry L. Sims, Jr.
                                       ------------------------------------
                                       Name: Jerry L. Sims, Jr.
                                       Title: Secretary


                                   "Parent"

                                   ATC COMMUNICATIONS GROUP, INC.




                                   By: /s/ Jerry L. Sims, Jr.
                                       ------------------------------------
                                   Name: Jerry L. Sims, Jr.
                                   Title: Senior Vice President



                                   THAYER EQUITY INVESTORS III, L.P.



                                   By: /s/ Carl T. Rickertsen
                                       ------------------------------------
                                   Name: Carl T. Rickertsen
                                   Title: Member